EXHIBIT 5

[Letterhead of Vorys, Sater, Seymour and Pease LLP]

        Writer's Direct Dial Number
 (614) 464-6400

June 24, 2004

Board of Directors
AirNet Systems, Inc.
3939 International Gateway
Columbus, Ohio 43219

Gentlemen:

        We have acted as counsel to AirNet Systems, Inc., an Ohio corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission on the date hereof in order to register 1,000,000 common shares, $0.01 par value (the "Common Shares"), under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules and Regulations"), for issuance pursuant to awards granted under the AirNet Systems, Inc. 2004 Stock Incentive Plan (the "Plan").

        In connection with rendering this opinion, we have examined an original or copy of, and have relied upon the accuracy of, without independent verification or investigation: (a) the Registration Statement; (b) the Plan; (c) the Company's Amended Articles, as currently in effect; (d) the Company's Code of Regulations, as currently in effect; and (e) certain corporate records of the Company, including resolutions adopted by the directors and by the shareholders of the Company. We have also relied upon such representations of the Company and officers of the Company and examined such authorities of law as we have deemed relevant as a basis for this opinion.

        In rendering this opinion, we have assumed, with your permission, the authenticity of all records, documents, agreements and certificates examined by us, the correctness of the information contained in all records, documents, agreements and certificates examined by us, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than persons executing documents, agreements and certificates on behalf of the Company), and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates.

        We have relied solely upon the examinations and inquiries recited herein, and, except for the examinations and inquiries recited herein, we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn.

        Based upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that the 1,000,000 Common Shares available for issuance under the Plan, when issued, delivered and paid for in accordance with the terms and conditions of the Plan and the applicable award agreements, will be validly issued, fully paid and non-assessable, assuming compliance with applicable federal and state securities laws.

        We are members of the Bar of the State of Ohio and do not purport to be experts in the laws of any jurisdiction other than the laws of the State of Ohio, including the applicable provisions of the Ohio Constitution and the reported judicial decisions interpreting those laws, and the United States of America.

        This opinion is based upon the laws and legal interpretations in effect, and the facts and circumstances existing, on the date hereof, and we assume no obligation to revise or supplement this opinion should any such law or legal interpretation be changed by legislative action, judicial interpretation or otherwise or should there be any change in such facts or circumstances.

        This opinion is furnished by us solely for the benefit of the Company in connection with the offering of the 1,000,000 Common Shares covered by the Registration Statement pursuant to the Plan and the filing of the Registration Statement and any amendments thereto. This opinion may not be relied upon by any other person or assigned, quoted or otherwise used without our specific written consent.

        Notwithstanding the foregoing, we consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us therein. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations.

Sincerely,
/s/ Vorys, Sater, Seymour and Pease LLP
VORYS, SATER, SEYMOUR AND PEASE LLP

ETF/mre